                                                                     EXHIBIT 4.7


                             SHAREHOLDERS' AGREEMENT


         THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into on this 30th day of June, 1995, by and among THE HAWK GROUP OF COMPANIES, INC., a Delaware corporation (the "Company"), PAUL BISHOP ("Bishop"), JEFFREY H. BERLIN ("Berlin"), BARRY J. FELD ("Feld"), THOMAS A. GILBRIDE ("Gilbride"), JESS
F. HELSEL ("Helsel"), FREDRIC M. ROBERTS ("Roberts"), GARY SICILIANO ("Siciliano") and DOUGLAS D. WILSON ("Wilson") (collectively, the "Shareholders," and individually, a "Shareholder"), and HAWK CORPORATION, a Delaware corporation ("Hawk"), NORMAN C. HARBERT ("Harbert"), RONALD E. WEINBERG ("Weinberg") and BYRON S. KRANTZ ("Krantz") (Hawk, Harbert, Weinberg and Krantz are collectively, the "Hawk Shareholders").

         WHEREAS, certain of the Shareholders were owners of record and beneficially of shares of common stock of The Hawk Group of Companies, Inc., an Ohio corporation and the predecessor to the Company;

         WHEREAS, certain of the Shareholders were owners of record and beneficially of shares of common and preferred stock of Helsel, Inc., a Delaware corporation which was merged with and into a wholly-owned subsidiary of the Company; and in connection with the merger, the shares of common stock and preferred stock of Helsel, Inc. were cancelled and, in exchange therefore, shares of the Company were issued to the Shareholders;

         WHEREAS, each Shareholder is the legal and beneficial owner of the number of shares of Series A Common Stock, $0.01 par value ("Common Stock"), and Series B Preferred Stock, $0.01 par value ("Preferred Stock"), of the Company (the Common Stock and Preferred Stock being collectively referred to herein as the "Stock") as set forth opposite his name on Annex I attached hereto and incorporated herein by reference;

         WHEREAS, certain of the shares of Common Stock held by certain Shareholders are subject to divestiture (such shares being hereinafter referred to as the "Unvested Shares"), which divestiture is dependent upon the occurrence of certain events;

         WHEREAS, Annex II attached hereto and incorporated herein by reference sets forth the current number of Unvested Shares and the events of divestiture relating thereto;

         WHEREAS, the Hawk Shareholders are the legal and beneficial owners of the number of shares of Stock set forth opposite his or its name on Annex III attached hereto and incorporated herein by reference;

         WHEREAS, the parties believe that it is in their respective best interests to make provisions for the voting of and the future disposition of the Stock held by the Shareholders and certain other matters; and

         WHEREAS, the parties desire to set forth their understandings and agreements in writing;

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.  SCOPE OF AGREEMENT AND STOCK TRANSFER RESTRICTIONS.
             ---------------------------------------------------

             1.1 No Shareholder may sell, exchange, deliver, assign, pledge, mortgage, hypothecate, encumber, transfer or permit to be transferred, whether voluntarily, involuntarily or of operation of law, and whether resulting from his death or disability or otherwise (collectively, "Transfer"), all or any part of the Stock now owned or hereafter acquired by said Shareholder; provided, however, that if such Shareholder desires to sell all (and not less than all) of the shares of Stock which he owns of record or beneficially at any time (including any Unvested Shares), he may offer said shares for sale to the Hawk Shareholders, at the applicable "Purchase Price" set forth in Section 1.6 hereof, by giving notice (the "Notice") to each of the Hawk Shareholders and the Company of his desire to do so. The Notice shall state the total number of shares of Stock owned by such Shareholder and being offered for sale.

             1.2 For a period of twenty (20) days after receipt of the Notice (the "First Period"), Hawk shall have the right to purchase all (and not less than all) of the shares so offered. If Hawk elects not to purchase the shares of Stock, it shall give notice to the other Hawk Shareholders and to the Shareholder offering such shares of Stock for sale.

             1.3 If Hawk elects not to purchase all of the shares of Stock so offered within the First Period, for a period of twenty (20) days after the expiration of the First Period (the "Second Period"), the Hawk Shareholders (other than Hawk) shall have the option to purchase, on the same terms and conditions offered to Hawk, all (and not less than all) of such Shareholders' shares of Stock (including any Unvested Shares). If one or all of the Hawk Shareholders (other than Hawk) elect to purchase all of said shares, they shall purchase said shares on a pro rata basis in accordance with their respective holdings of the Company's Common Stock or on such other basis as they may mutually agree.

             1.4 During the period on or before the second anniversary of the effective date of this Agreement, if after the expiration of the Second Period, the shares offered for sale by a Shareholder remain unsold, the Shareholder shall continue to hold and own said shares and shall not thereafter Transfer said shares (unless to the Hawk Shareholders and/or the Company as herein provided). On and after the second anniversary of the effective date of this Agreement, if after the expiration of the Second Period, the shares offered for sale by the Shareholders remain unsold, the Shareholders may Transfer said shares (but not any Unvested Shares).

             1.5 Any Transfer other than in accordance with the terms and provisions of this Agreement shall be void and shall not Transfer any right, title or interest in or to said Stock to the purported transferee.

             1.6 For purposes of this Agreement, the purchase price ("Purchase Price") of: (i) any Unvested Shares purchased hereunder shall be the book value (hereinafter referred to as "Book Value") of each share, which Book Value shall be the greater of the following amounts: (a) the purchase price paid by the Shareholder for a share of Common Stock or (b) the amount determined by dividing the amount shown as Common Stock and Retained Earnings Paid-In Capital on the Company's balance sheet for the preceding year, as prepared and certified by the certified public accounting firm servicing the Company, by the number of shares of Common Stock issued and outstanding as of the end of such preceding year and adjusted for any stock splits or stock dividends; and (ii) all other shares of Common Stock purchased hereunder shall be determined pursuant to the formula set forth in Annex IV attached hereto and incorporated herein by reference.


         2.  TRANSFER UPON DEATH OR DISABILITY OF SHAREHOLDER.

             2.1 In the event of the death or mental or physical disability of any Shareholder hereof, the Hawk Shareholders shall be required to purchase all (and not less than all) of the shares of Stock (including any Unvested Shares) owned of record or beneficially by such Shareholder, at the applicable Purchase Price; provided, however, that the Hawk Shareholders shall be so required to purchase such shares of Stock (including any Unvested Shares) in proportion to the number of shares owned by him relative to the shares owned by the other Hawk Shareholders, such proportion being determined immediately prior to the purchase of such shares of Stock (or in such other proportion as they may mutually agree).

             2.2 In the event of the death of any Shareholder, the Hawk Shareholders shall purchase the shares of Stock (including any Unvested Shares) owned of record or beneficially by such Shareholder as of the date of his death. All incidents of ownership of such shares, including but not limited to the right to vote, attend meetings, execute written consents or perform any acts with respect to said shares, shall vest in the Hawk Shareholders in proportion to their shareholdings, on the date of such Shareholders' death. From and after such date of death, the Hawk Shareholders, shall have and are hereby granted the right, power and authority to exercise any such rights of ownership. The vesting of such incidents of ownership shall occur in the Hawk Shareholders, on the date of the death of such Shareholder even if the certificates representing the shares of Stock have not yet been transferred to the Hawk Shareholders, and even if no other act evidencing such transfer has yet been performed. Any and all acts necessary to formally transfer the ownership of said Stock to the Hawk Shareholders shall be performed as of the date of such Shareholders' death.

             2.3 (a) In the event of the mental or physical disability of any Shareholder, the Hawk Shareholders shall be required to purchase the shares of Stock (including any Unvested Shares) of such Shareholder as of the date occurring six (6) months after the date that such

Shareholder's mental or physical disability commenced, so long as such Shareholder is still mentally or physically disabled at that time. Any and all acts necessary to formally transfer the ownership of Stock to the Hawk Shareholders shall be performed as of the date occurring six (6) months after the date of commencement of the Shareholder's disability.

                 (b) All incidents of ownership of a Shareholder's shares of Stock, including but not limited to the right to vote, attend meetings, execute written consents in lieu of any shareholders' meeting, execute any other consents or perform any acts with respect thereto, shall vest in the Hawk Shareholders in proportion to their shareholdings on the date of Shareholder's disability as determined pursuant to Section 2.3 hereof. From and after such date, the Hawk Shareholders shall have and are hereby granted the right, power and authority to exercise any such incidents of ownership. Such ownership rights shall continue in the Hawk Shareholders so long as such Shareholder is disabled (until the Hawk Shareholders purchase the Stock pursuant to Section 2.1 hereof) or so long as the term of that certain Irrevocable Proxy granted in Section 6.0 hereof for the benefit of the Hawk Shareholders shall not have expired, whichever is longer. The vesting of such rights of ownership shall occur in the Hawk Shareholders, on the date of such Shareholder's disability even if the shares of Stock have not yet been transferred to the Hawk Shareholders, and even if no other act evidencing such transfer has yet been performed.

                 (c) For purposes of this Section 2, a Shareholder shall become "mentally or physically disabled" as of the time the Board of Directors of the Company (the "Board") shall find, on the basis of medical evidence satisfactory to the Board, that as a result of a mental or physical condition, the Shareholder is unable to substantially perform his normal duties of employment or is prevented from engaging in the same level of performance as he engaged in prior to the onset of such condition. Shareholder shall submit to an examination by a physician and/or psychiatrist, selected at the discretion of the Board, as is necessary to obtain the medial evidence needed by the Board to determine whether the Shareholder has become "mentally or physically disabled." Each Shareholder hereby waives the confidentiality of the results or conclusions of such medical examination and shall take such action as is necessary to disclose the results or conclusions of such examination to the Board. In the event that the Shareholder fails to submit to an examination or to take the necessary action to disclose the results of an examination, the Shareholder shall be deemed to be "mentally or physically disabled."

         3.0  TRANSFER UPON RETIREMENT OR TERMINATION OF
              EMPLOYMENT OF A SHAREHOLDER.

             3.1 In the event of any Shareholder's retirement from the Company or the termination of his employment with the Company or any corporation controlled or managed by, controlling or managing, or under control or management with the Company or the Hawk Shareholders (other than Hawk) (an "Affiliated Company"), the Hawk Shareholders shall be required to purchase all of the shares of Stock (including any Unvested Shares) owned by such retired or terminated Shareholder, at the applicable Purchase Price; provided, however, that if Shareholder is terminated from his employment "for cause" (as defined below), then the Hawk Shareholders shall be required to purchase all of the Stock (including Unvested Shares) then owned by Shareholder which shall be equal to the lesser of Book Value or the price actually paid for such shares. Each Hawk Shareholder shall purchase such shares of Stock in proportion to the number of shares owned by him relative to the shares owned by the other Hawk Shareholders, such proportion being determined immediately prior to the purchase of such shares of Stock (or in such other proportion as they may mutually agree). "For cause" shall mean any one or more of the following:

                 (i) Shareholder's engaging in fraud, embezzlement,
             misappropriation of funds or like conduct against the Company or any of its Affiliated Companies;

                 (ii) Shareholders' conviction (or plea of nolo contendere) on a felony charge;

                 (iii) Shareholder's violation of any federal, state or local law, regulation or ordinance relating to personal conduct in the workplace, such as laws, regulations or ordinances pertaining to discrimination or harassment;

                 (iv) Shareholder's breach of any confidentiality obligation owed to the Company or its Affiliated Companies.

             3.2 In the event of Shareholder's retirement from or the termination of his employment with the Company or any of its Affiliated Companies, the Hawk Shareholders shall purchase Shareholder's Stock pursuant to this Section 3 as of the date of retirement by Shareholder or the date of termination of Shareholder's employment, as the case may be.

             3.3 All incidents of ownership of the shares of Stock, including but not limited to the right to vote, attend meetings, execute written consents in lieu of any shareholders' meeting, execute any other consent or perform any acts with respect to said shares of Stock, shall vest in the Hawk Shareholders in proportion of their shareholdings on the date of Shareholder's retirement from or the termination of his employment, as the case may be, and from and after such date, the Hawk Shareholders shall have and is hereby granted the right, power and authority to exercise any such rights of ownership. The vesting of such incidents of ownership shall occur in the Hawk Shareholders on the date of Shareholder's retirement from or the termination of his employment, as the case may be, even if the certificates representing Shareholder's shares of Stock of the Company have not yet been transferred to the Hawk Shareholders and even if no other act evidencing such transfer has yet been performed. Any and all acts necessary to formally transfer the ownership of the shares of Stock of the Company from Shareholder to the Hawk Shareholders.

             3.4 In the event the Hawk Shareholders are incapable, for any reason whatsoever, of purchasing the Stock of any Shareholder as required by
Section 2 or Section 3 hereof, then the Company shall be required to the extent permitted by applicable law, to purchase the part (even to the extent of all) of the Stock which the Hawk Shareholders are incapable of purchasing, upon the same terms and conditions as would apply to the purchase by the Hawk Shareholders, and all references herein to the Hawk Shareholders with respect to such purchase shall be deemed to be references to the Hawk Shareholders and/or the Company.

         4.  EXECUTION OF DOCUMENTS AND FURTHER ACTION.
             ------------------------------------------

             The parties hereto agree that, in the event any Shareholder's shares of Stock are transferred pursuant to the terms and conditions of this Agreement, each party shall execute all documents, deliver all certificates, assignments, releases, consents, instruments and other documents and perform all acts required to effectuate said transaction.

         5.   TAG-ALONG.
              ----------

             5.1 In the event the Hawk Shareholders desire to sell, in an arm's-length transaction, all or any portion of the shares of Stock which they own of record or beneficially (the "Sale"), they shall give notice (the "Notice") of their intention to do so to the Shareholders. The Notice shall include (a) the number of shares of Common Stock and Preferred to be sold by the Hawk Shareholders in the Sale, (b) the principal terms of the Sale, including the minimum price at which the shares are intended to be sold, (c) the percentage which such amount of shares to be sold constitutes with respect to the aggregate amount of shares held by all parties hereto, and (d) a demand by the Hawk Shareholders (the "Demand") to cause the number of shares held by the Shareholders to be included with their shares to be sold, on the same terms and conditions as they shall sell their shares, which terms and conditions shall not be materially less favorable to the Shareholders than as set forth in the Notice.

             Each of the Shareholders agrees that in the event the Hawk Shareholders make such a Demand, he shall accept such Demand, which acceptance shall be irrevocable and shall bind him to sell his shares simultaneously with the Sale to the purchasers and on the same terms and conditions as the Hawk Shareholders shall sell their shares. Each of the Shareholders shall be bound and obligated to sell all of his shares, the number of which shall be set forth in his written acceptance of the Demand.

             Each party hereto shall take such actions and execute such documents and instruments as shall be necessary or desirable to consummate the Sale expeditiously.

             5.2 Except as provided in Section 5.4 hereof, each of the Hawk Shareholders agrees that he will not sell any or all of his shares of Stock without effecting a sale of the Shareholders' shares of Stock on the same terms and conditions, pursuant to Section 5.1 hereof. In the event that the Hawk Shareholders sell less than all of their shares of Stock, the same proportion of the Shareholders' shares of Stock shall also be sold.

             5.3 Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Section 5 shall apply in the event that any of the Hawk Shareholders desires to sell to any other Hawk Shareholder, or desires to transfer to any family member or trust for the benefit of such Hawk Shareholder or family member, all or any portion of the shares of Stock which he or it owns of record or beneficially.

             5.4 Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Section 5 shall apply in the event that the Company or the Hawk Shareholders shall cause the Sale to be effected pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (or any comparable rule then in effect).

             5.5 All costs and expenses incurred by the Hawk Shareholders in connection with the Sale, including without limitation all attorneys' fees, costs and disbursements and any finders' fees or brokerage commissions, together with the reasonable fees and disbursements of one counsel representing the Hawk Shareholders and the Shareholders in connection with the Sale, shall be allocated pro rata between the Hawk Shareholders and the Shareholders with each party paying that portion of costs and expenses which equals the percentage obtained by dividing the amount of gross proceeds received by such party in the Sale by the total amount of gross proceeds received by all parties to the Sale. The portion of all costs and expenses allocable to each Shareholder which the Hawk Shareholders shall have incurred or paid shall promptly be paid by such Shareholder to the Hawk Shareholders, all disbursements for such costs and expenses being made at or prior to the closing of the Sale.

         6.0 IRREVOCABLE PROXY.
             ------------------

             6.1 Each Shareholder hereby irrevocably appoints Harbert, Weinberg and Krantz, or any of them, as his true and lawful attorneys and proxies, with full power of substitution and resubstitution, for and in his name, to (i) vote all of the shares of Common Stock of which such Shareholder is now or hereinafter the record owner at all annual, special and other meetings of shareholders of the Company, and at any other time, for the election of the Board and any other matters presented to the shareholders of the Company for a vote at any such meeting, (ii) execute written consents on behalf of such Shareholder in lieu of any meetings of the shareholders of the Company for the election of the Board and any other matters presented to the shareholders for written consent, and (iii) execute any other consents, waivers or releases requested by the Company of the shareholders of the Company.

             6.2 It is understood and agreed that the aforesaid appointment and proxy granted by each Shareholder is irrevocable and coupled with an interest within the meaning of section 212 of the Delaware General Corporation Law and section 1701.48 of the Ohio General Corporation Law. It is further understood and agreed that the aforesaid appointment and proxy of each of Harbert, Weinberg and Krantz related to voting rights only with respect to each such Shareholders shares of Common Stock and does not relate to any other rights incident to his ownership of shares of Common Stock (including, without limitation, the right to receive dividends and any other distributions on such shares).

             6.3 The tag along and irrevocable proxy set forth in Sections 5 and 6, respectively, shall remain in full force and effect until this Agreement is terminated pursuant to Section 7 hereof and shall not terminate by operation of law, whether by the death, bankruptcy or adjudication of incompetency or insanity of either Harbert, Weinberg or Krantz, the Transfer of all or any part of the shares of Stock now or hereafter held by any Shareholder or the occurrence of any other event.

             6.4 Neither Harbert, Weinberg nor Krantz shall be liable to any Shareholder by reason of any act or omission to act performed or omitted by any of them in connection with any of the rights specified in this Section 6 other than actual fraud, gross negligence or criminal conduct.

         7.  AMENDMENT, WAIVER AND TERMINATION.
             ----------------------------------

             7.1 No change in, modification of or amendment to this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

             7.2 No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement and understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same condition, promise, agreement or understanding at a future date.

             7.3 This Agreement shall terminate upon the first to occur of any of the following: (i) the purchase by the Company, Hawk, Harbert, Weinberg and/or Krantz of all of Common Stock owned by the Shareholders and the payment in full therefor; (ii) the sale by Hawk, Harbert, Weinberg, and/or Krantz of all of their respective shares of Common Stock; or (iii) the mutual agreement of all the parties hereto.

         8.  LEGENDS, NOTICES AND REMEDIES.
             ------------------------------

             8.1 The Company shall include on each certificate representing the Stock held by any of the Shareholders (including any shares of Common Stock and Preferred hereafter acquired by any of the Shareholders) legends in substantially the form set forth in Annex V attached hereto and incorporated herein by reference. Upon the termination of this Agreement pursuant to Section
7.3 hereof, each Shareholder shall surrender to the Company the certificate(s) representing his shares of Stock which bear the legends required by this Section, and the Company shall issue a new certificate in lieu thereof for an equal number of shares without such legends.

             8.2 All notices or other forms or communication provided for herein shall be given in writing and sent by registered or certified U.S. mail, return receipt requested, first-class postage prepaid, and to such party at the address set forth below unless notice of a change of address is furnished to the other parties in the manner provided in this Section.

             If to any Shareholder: The address set forth below to his name on Annex I hereto.

           If to the Company:             The Hawk Group of Companies, Inc.
                                          200 Public Square, Suite 29-2500
                                          Cleveland, Ohio  44114
                                          Attention:  Norman C. Harbert

                    With a copy to:       Kohrman Jackson & Krantz
                                          One Cleveland Center, 20th Floor
                                          Cleveland, Ohio  44114
                                          Attention:  Byron S. Krantz, Esq.

           If to Hawk:                    Hawk Corporation
                                          200 Public Square, Suite 29-2500
                                          Cleveland, Ohio  44114
                                          Attention:  Ronald E. Weinberg

                    With a copy to:       Kohrman Jackson & Krantz
                                          One Cleveland Center, 20th Floor
                                          Cleveland, Ohio  44114
                                          Attention:  Byron S. Krantz, Esq.

           If to Harbert:                 Norman C. Harbert
                                          c/o The Hawk Group of Companies, Inc.
                                          200 Public Square, Suite 29-2500
                                          Cleveland, Ohio  44114

                    With a copy to:       Kohrman Jackson & Krantz
                                          One Cleveland Center, 20th Floor
                                          Cleveland, Ohio  44114
                                          Attention:  Byron S. Krantz, Esq.

           If to Weinberg:                Ronald E. Weinberg
                                          Weinberg Capital Corporation
                                          200 Public Square, Suite 29-2500
                                          Cleveland, Ohio  44114

                    With a copy to:       Kohrman Jackson & Krantz
                                          One Cleveland Center, 20th Floor
                                          Cleveland, Ohio  44114
                                          Attention:  Byron S. Krantz, Esq.

           If to Krantz:                  Byron S. Krantz
                                          Kohrman Jackson & Krantz
                                          One Cleveland Center, 20th Floor
                                          Cleveland, Ohio  44114

             8.3 The parties hereto agree that the failure of any party to observe the obligations provided by this Agreement will result in irreparable damage to the non-defaulting party and that the non-defaulting party may seek specific performance of such obligations in any state or federal court having subject matter jurisdiction and located in Cleveland, Ohio.

             8.4 For the purpose of any action or proceeding instituted with respect to this Agreement, each Shareholder hereby irrevocably submits to the jurisdiction of any state or federal court having subject matter jurisdiction and located in Cleveland, Ohio. Each Shareholder also irrevocably consents to the service or process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to such Shareholder at his address set forth in Annex I hereto or at such other address furnished to the other parties hereto in the manner provided in Section 8.2 hereof, and each Shareholder hereby agrees that such service, to the fullest extent permitted by law (i) shall be deemed in every respect effective service of process upon him in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to him. Nothing herein contained shall affect the right of the Company, Hawk, Harbert, Weinberg or Krantz to serve process in any other manner permitted by law or preclude the Company, Hawk, Harbert, Weinberg or Krantz from bringing an action or proceeding in respect hereof in any other country, state, county or place having jurisdiction over such action. Each Shareholder hereby irrevocably waives, to the fullest extent permitted by law, any objection which he may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in Cleveland, Ohio and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

         9.  MISCELLANEOUS PROVISIONS.

             9.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

             9.2 The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

             9.3 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

             9.4 This Agreement, which includes the Annexes attached hereto, sets forth all of the promises, agreements, conditions and understandings among the parties hereto with respect to the subject matter hereof, and supersedes and is intended to be an integration of any and all prior agreements or understandings.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


THE HAWK GROUP OF COMPANIES, INC.


By:  /s/ Norman C. Harbert                     /s/ Barry J. Feld
-------------------------------              -------------------------------
Its:  Chairman                               Barry J. Feld


HAWK CORPORATION                               /s/ Thomas A. Gilbride
                                             -------------------------------
                                             Thomas A. Gilbride

By  /s/ Norman C. Harbert
-------------------------------
Its:  Chairman                                 /s/ Jess F. Helsel
                                             -------------------------------
                                             Jess F. Helsel


  /s/ Fredric M. Roberts                       /s/ Gary Siciliano
-------------------------------              -------------------------------
Fredric M. Roberts                           Gary Siciliano


  /s/ Douglas Wilson                           /s/ Norman C. Harbert
-------------------------------              -------------------------------
Douglas Wilson                               Norman C. Harbert


  /s/ Paul Bishop                              /s/ Ronald E. Weinberg
-------------------------------              -------------------------------
Paul Bishop                                  Ronald E. Weinberg


  /s/ Byron S. Krantz                          /s/ Jeffrey H. Berlin
-------------------------------              -------------------------------
Byron S. Krantz                              Jeffrey H. Berlin

                                     ANNEX I
                                     -------


                             SHARES OF CLASS A          SHARES OF SERIES B
SHAREHOLDER                   COMMON STOCK                PREFERRED STOCK
-------------               -------------------         -------------------
Paul Bishop                        1,735

Jeffrey H. Berlin                 80,417                           13

Barry J. Feld                      3,817                            3

Thomas A. Gilbride                 5,429                            1

Jess F. Helsel                     1,735

Fredric M. Roberts                 1,735

Gary Siciliano                     8,817                            3

Douglas D. Wilson                 13,817                            3

                                    ANNEX II
                                    --------



         SHAREHOLDER                   CURRENT NUMBER OF "UNVESTED SHARES"
         -----------                   -----------------------------------

Jeffrey H. Berlin                                     1,200(1)/47,050(2)

Thomas A. Gilbride                                         1,800(1)

Gary Siciliano                                             3,000(1)

Douglas D. Wilson                                          6,000(1)



------------------------

(1) Until December 21, 1997, the Unvested Shares of any of these Shareholders are subject to divestiture upon the earlier to occur of (i) the sale of all of his shares of Stock to any of the Hawk Shareholders pursuant to Section 1 of the Shareholders' Agreement, (ii) his death, (iii) the date he is deemed by the Board of Directors of the Company, or any corporation controlled or managed by, controlling or managing, or under control or management with the Company or the Hawk Shareholders (other than Hawk) (an "Affiliated Company"), to have become "mentally or physically disabled" (as defined in Section 2.3(c) of the Shareholders' Agreement), or (iv) his retirement from, or the termination (with or without cause) of his employment with, the Company or any Affiliated Company (each of the foregoing events being hereinafter referred to as an "Event of Termination"), in accordance with the following schedule:

              Occurrence of an                       Percentage of
           Event of Termination                    Shares Divested
           --------------------                    ---------------

             Prior to 12/21/95                              60%
             Prior to 12/21/96                              40%
             Prior to 12/21/97                              20%
             After 12/21/97                                  0%

     Upon the occurrence of any Event of Termination, such Shareholder shall automatically cease to own and to have any rights whatsoever (including but not limited to the rights to vote and receive dividends and distributions) with respect to the then applicable number of Unvested Shares.

(2) Until June 29, 1998, the Unvested Shares of this Shareholder are subject to divestiture upon the occurrence of an Event of Termination in accordance with the following schedule:

                     Occurrence of an                   Percentage of
                   Event of Termination                Shares Divested
                   --------------------                ---------------

                     Prior to 6/29/96                           60%
                     Prior to 6/29/97                           40%
                     Prior to 6/29/98                           20%
                     After 6/29/98                               0%

     Upon the occurrence of any Event of Termination, such Shareholder shall automatically cease to own and to have any rights whatsoever (including but not limited to the rights to vote and receive dividends and distributions) with respect to the then applicable number of Unvested Shares.

                                    ANNEX III
                                    ---------


                          SHARES OF CLASS A
SHAREHOLDER                COMMON STOCK         SHARES OF PREFERRED STOCK
-----------                ------------         -------------------------
                                                SERIES A         SERIES B

Hawk Corporation                4,900             1,250

Norman C. Harbert             164,457                                158

Byron S. Krantz                36,474                                 35

Ronald E. Weinberg            164,457                                158

                                    ANNEX IV
                                    --------


         The "Purchase Price" per share of the Common Stock (other than any Unvested Shares) shall be calculated as of the applicable valuation date by dividing (A) an amount equal to (i) the product of (a) the average of the Company's "Adjusted Operating Profit" (as defined below) for the two (2) most recent twelve (12) month periods ended December 31, and (b) the number five (5) LESS (ii) the amount of "Funded Indebtedness" (as defined below) as of the end of the most recent twelve (12) month period ended December 31, by (B) the total number of shares of Common Stock then outstanding on a fully diluted basis (including all shares issuable upon the exercise of any warrants or options to purchase Common Stock).

         For purposes of computing the Purchase Price, the term:

                           "Adjusted Operating Profit" means an amount equal to the Company's "Net Income" (as defined below) for the most recent twelve (12) month period ended December 31 before deduction of any amounts which, in conformity with generally accepted accounting principles ("GAAP"), are set forth on the Company's consolidated statement of income for such fiscal period opposite the captions (a) "depreciation," (b) "amortization," (c) "extraordinary pre-tax gain,"
         (d) "extraordinary pre-tax loss," (e) "interest expense," (f) "income tax expense" and (g) "deferred income taxes," or any like captions, to the extent the foregoing amounts are actually deducted by the Company and its subsidiaries from net revenues on a consolidated basis, in conformity with GAAP, in determining Net Income for such fiscal period.

                           "Funded Indebtedness" means (a) all indebtedness of the Company and its subsidiaries, on a consolidated basis, solely for money borrowed and owing, PLUS (b) the aggregate liquidation preference payable under the Company's Certificate of Incorporation, as amended and restated through the date of this Agreement, with respect to all shares of its Serial Preferred Stock, $0.01 par value ("Preferred Stock"), then outstanding in the event of a liquidation of the Company, pLUS (c) all accrued but unpaid dividends on its Preferred Stock then outstanding, LESS (d) the aggregate amount of all cash, cash equivalents and warrant and option exercise proceeds of the Company and its subsidiaries other than the amount of any indebtedness of the Company that is convertible into Common Stock.

                           "Net Income" means the consolidated net income or loss of the Company and its subsidiaries, as it would appear on a consolidated statement of income of the Company and its subsidiaries for any fiscal period, prepared in conformity with GAAP.

         The following is an example of the calculation of the Purchase Price that assumes that the Adjusted Operating Profit for the last two years was $6,290,000.00 and $6,800,000.00, respectively, that the Funded Indebtedness for the previous year was $26,457,000.00 and that there are 9,500 shares of Common Stock outstanding (on a fully diluted basis) on the applicable valuation date:

      Adjusted Operating Profit:

               Year A                             $ 6,290,000.00
               Year B                               6,800,000.00
                                                  ---------------
               Total                              $13,090,000.00
                                                  ==============
               Average                                                      $ 6,545,000.00

      Market Valuation (5 times
      average Adjusted Operating
      Profit):                                                              $32,725,000.00

      Less Funded Indebtedness:                                             $26,457,000.00

      Total:                                                                $ 6,268,000.00
                                                                            ==============

      Purchase Price per share:                                             $       659.79
                                                                            ==============

                                     ANNEX V
                                     -------




    THE ENCUMBERING, TRANSFER OR OTHER DISPOSITION OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF JUNE 30, 1995, AS MAY BE AMENDED FROM TIME TO TIME, THE PROVISIONS OF WHICH ARE HEREIN INCORPORATED BY REFERENCE. SUCH SHAREHOLDERS' AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO HAS NOT EXPRESSLY ASSUMED THE OBLIGATIONS OF SUCH AGREEMENT AND CONTAINS, AMONG OTHER PROVISIONS, PROVISIONS WHICH COULD LIMIT THE TRANSFER OF THIS SECURITY. A COPY OF THIS AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. UPON THE WRITTEN REQUEST OF THE HOLDER HEREOF, THE COMPANY SHALL FURNISH A COPY OF SUCH AGREEMENT, WITHOUT CHARGE.

[LOGO]

                              INSTRUMENT OF JOINDER

To:  Chairman of the Board
     Hawk Corporation
     200 Public Square, Suite 29-2500
     Cleveland, Ohio  44114-2301


Re: Shareholders' Agreement, dated as of June 30, 1995 and amended through the date hereof (the "Agreement"), among Hawk Corporation, a Delaware corporation f.k.a. The Hawk Group of Companies, Inc. (the "Company"), Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz, Paul R. Bishop, Jeffrey H. Berlin, Barry J. Feld, Thomas A. Gilbride, Jess F. Helsel, Fredric M. Roberts, Gary Siciliano and Douglas D. Wilson


     The undersigned hereby agrees to become a party to, and to be bound by the terms and conditions of, the Agreement, effective on the transfer of 342,905 shares of Class A Common Stock, par value $0.01 per share, of the Company from

Norman C. Harbert to the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Instrument of Joinder on this 21st day of November, 1996.



                                       HARBERT FAMILY LIMITED PARTNERSHIP

                                        /s/ Norman C. Harbert
                                       ---------------------------------
                                       (Signature)

                                         11292 Garfield Road
                                       ---------------------------------
                                       (Street Address)

                                         Hiram, OH  44234
                                       ---------------------------------
                                       (City, State and Zip Revised Code)

                                         330-369-7272
                                       ---------------------------------
                                       (Area Code and Telephone Number)

                                         Applied for
                                       ---------------------------------
                                       (Social Security or Employer
                                       Identification Number)

[LOGO]

     INSTRUMENT OF JOINDER

To:  Chairman of the Board
     Hawk Corporation
     200 Public Square, Suite 29-2500
     Cleveland, Ohio  44114-2301


Re: Shareholders' Agreement, dated as of June 30, 1995 and amended through the date hereof (the "Agreement"), among Hawk Corporation, a Delaware corporation f.k.a. The Hawk Group of Companies, Inc. (the "Company"), Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz, Paul R. Bishop, Jeffrey H. Berlin, Barry J. Feld, Thomas A. Gilbride, Jess F. Helsel, Fredric M. Roberts, Gary Siciliano and Douglas D. Wilson



     The undersigned hereby agrees to become a party to, and to be bound by the terms and conditions of, the Agreement, effective on the transfer of 333,800 shares of Class A Common Stock, par value $0.01 per share, of the Company from

Ronald E. Weinberg to the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Instrument of

Joinder on this 21st day of November, 1996.

                                       WEINBERG FAMILY LIMITED PARTNERSHIP

                                       /s/ Ronald E. Weinberg
                                       ---------------------------------
                                       (Signature)

                                         982 Chestnut Run
                                       ---------------------------------
                                       (Street Address)

                                         Gates Mills, OH  44040
                                       ---------------------------------
                                       (City, State and Zip Revised Code)

                                         216-423-7272
                                       ---------------------------------
                                       (Area Code and Telephone Number)

                                         Applied for
                                       ---------------------------------
                                       (Social Security or Employer
                                       Identification Number)

[LOGO]

                              INSTRUMENT OF JOINDER

To:  Chairman of the Board
     Hawk Corporation
     200 Public Square, Suite 29-2500
     Cleveland, Ohio  44114-2301


Re: Shareholders' Agreement, dated as of June 30, 1995 and amended through the date hereof (the "Agreement"), among Hawk Corporation, a Delaware corporation f.k.a. The Hawk Group of Companies, Inc. (the "Company"), Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz, Paul R. Bishop, Jeffrey H. Berlin, Barry J. Feld, Thomas A. Gilbride, Jess F. Helsel, Fredric M. Roberts, Gary Siciliano and Douglas D. Wilson


     The undersigned hereby agrees to become a party to, and to be bound by the terms and conditions of, the Agreement, effective on the transfer of 75,505 shares of Class A Common Stock, par value $0.01 per share, of the Company from

Byron S. Krantz to the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Instrument of Joinder on this 21st day of November, 1996.

                                     KRANTZ FAMILY LIMITED PARTNERSHIP

                                     /s/ Byron S. Krantz
                                     ---------------------------------
                                     (Signature)

                                     825-50 Windward
                                     ---------------------------------
                                     (Street Address)

                                     Aurora, OH  44202
                                     ---------------------------------
                                     (City, State and Zip Revised Code)

                                     216-562-4114
                                     ---------------------------------
                                     (Area Code and Telephone Number)

                                     Applied for
                                     ---------------------------------
                                     (Social Security or Employer
                                     Identification Number)

[LOGO]

                              INSTRUMENT OF JOINDER

To:  Chairman of the Board
     Hawk Corporation
     200 Public Square, Suite 29-2500
     Cleveland, Ohio 44114-2301


Re: Shareholders' Agreement, dated as of June 30, 1995 and amended through the date hereof (the "Agreement"), among Hawk Corporation, a Delaware corporation f.k.a. The Hawk Group of Companies, Inc. (the "Company"), Norman C. Harbert, Ronald E. Weinberg, Byron S. Krantz, Paul R. Bishop, Jeffrey H. Berlin, Barry J. Feld, Thomas A. Gilbride, Jess F. Helsel, Fredric M. Roberts, Gary Siciliano and Douglas D. Wilson


     The undersigned hereby agrees to become a party to, and to be bound by the terms and conditions of, the Agreement, effective on the issuance of 632 shares of Class A Common Stock, par value $0.01 per share, of the Company to the undersigned.

     IN WITNESS WHEREOF, the undersigned has executed this Instrument of Joinder on this 20th day of November, 1996.

                                      GERALD H. GORDON

                                      /s/ Gerald H. Gordon
                                      ---------------------------------
                                      (Signature)

                                      6960 W. Fitzwater Rd.
                                      ---------------------------------
                                      (Street Address)

                                      Brecksville, Ohio  44141
                                      ---------------------------------

                                      216-526-8277
                                      ---------------------------------
                                      (Area Code and Telephone Number)

                                      ###-##-####
                                      ---------------------------------
                                      (Social Security or Employer
                                      Identification Number)